UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, upon the recommendation of the Compensation Committee, the Board of Directors of Forward Industries, Inc. (the “Company”) approved the following:

•	Mr. Michael Pruitt, the Company’s interim Chief Executive Officer, will receive an annual base salary of $200,000, effective May 16, 2025.
•	The annual base salary of Ms. Kathleen Weisberg, the Company’s Chief Financial Officer, was increased from $250,000 to $275,000, effective June 1, 2025.
•	The stock options previously granted to Mr. Pruitt on January 28, 2025 for his service as a director will continue to vest in accordance with their original vesting schedule, subject to his continued employment with the Company as interim Chief Executive Officer.
•

Each independent director was granted 12,147 stock options with a term of five years and a fair value of $40,000, as calculated using the Black-Scholes option pricing model. The stock options are exercisable at $6.37 per share and will vest 12 months from the grant date, subject to continued service as a director of the Company on the vesting date.

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The Board also approved the following annual cash compensation for the independent directors (effective June 1, 2025): (i) $100,000 to Sangita Shah, Chairperson, (ii) $70,000 to Sharon Hyrnkow, and (iii) $40,000 to Keith Johnson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: June 4, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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